                                                  Private Client Group

                                                  Merrill Lynch Business
                                                  Financial Services Inc.
                                                  33 West Monroe Street
                                                  22nd Floor
                                                  Chicago, Illinois 60603
                                                  312/269-1373
                                                  FAX 312/641-3421
Merrill Lynch
                                                  Matt Hanson
                                                  Credit Manager

                                                  November 5, 1996
VIA FEDERAL EXPRESS

Mr. Rick Olds
Assistant Treasurer
U.S. Long Distance, Inc.
9311 San Pedro, Suite 300
San Antonio, TX 78216

RE:  CASH FLOW COVENANT (REVISED 11/5/96)

Dear Rick,

This letter acknowledges the approved change in the initial calculation of the Cash Flow Covenant. The original covenant reads as follows:

Minimum Ratio of Cash Flow to Current Portion of Long Term Debt. The ratio of Customer's "Net Cash Flow" to the current portion of its long term debt, as shown on Customer's regular books and records, shall be not less than 1.4 to 1 as of the end of each calendar quarter beginning with the calendar quarter ending December 31, 1996. As used herein, "Net Cash Flow" shall mean the sum of Customer's net after-tax income for each of the immediately preceding four calendar quarters, together with depreciation, amortization and any non-recurring expenses during said period, less any non-recurring income (other than any gains derived from the sale of individual store locations) and any cash distributions during said period; all as shown on Customer's regular financial statements prepared in a manner consistent with the terms hereof.

The change is to the rolling four quarter calculation at the beginning of the covenant, 12/31/96. The initial calculation will be a two quarter calculation, i.e. 9/30/96 and 12/31/96. At 3/31/97, a three quarter calculation will be conducted. Finally at 6/30/97, USLD will follow the original rolling four quarter covenant as agreed.


Sincerely,

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                                                                       Page 2

/S/ MATT HANSON
--------------------
Matt Hanson
Credit Manager

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                                                                       Page 3

Merrill Lynch
No.9608340801
------------------------------------------------------------------------------
            WCMA AND TERM WCMA LOAN AND SECURITY AGREEMENT

WCMA AND TERM WCMA LOAN AND SECURITY AGREEMENT ("Loan Agreement") dated as of August 23, 1996, between U.S. LONG DISTANCE, INC., a corporation organized and existing under the laws of the State of Texas having its principal office at 9311 San Pedro, Suite 300, San Antonio, TX 78216 ("Customer"), and MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., a corporation organized and existing under the laws of the State of Delaware having its principal office at 33 West Monroe Street, Chicago, IL 60603 ("MLBFS").

In accordance with that certain WORKING CAPITAL MANAGEMENT ACCOUNT AGREEMENT NO. 529-07129 ("WCMA Agreement") between Customer and MLBFS' affiliate, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("MLPF&S"), Customer has subscribed to the WCMA Program described in the WCMA Agreement. The WCMA Agreement is by this reference incorporated as a part hereof.

In conjunction therewith, and as part of the WCMA Program, Customer has requested that MLBFS provide Customer with a commercial line of credit upon the terms and for the Loan Purpose hereinafter set forth (the "Initial WCMA Line of Credit").

Customer has further requested that upon the maturity date of the Initial WCMA Line of Credit, MLBFS make a five-year Term WCMA Loan (the "Loan") in order to provide term financing of the balance then outstanding under the Initial WCMA Line of Credit. The Loan is a combination of the equivalent of five successive one-year term loans, each equal to that portion of the Loan that will be fully amortized in the ensuing year, with a fully funded line of credit under the WCMA Program ("Term WCMA Line of Credit") for that portion of the Loan that will not be amortized in the ensuing year. Subject to the terms hereof, each year after the initial funding there will be an additional funding on account of the term portion of the Loan, with the proceeds deposited into Customer's WCMA Account concurrently with a corresponding reduction in the Term WCMA Line of Credit.

This structure provides Customer with substantially the same initial funding and loan amortization as a conventional term loan. However, unlike most conventional term loans, it permits both a prepayment in whole or in part at any time without penalty, and, subject to the terms and conditions herein set forth, a re-borrowing on a revolving basis of any such amounts prepaid on account of the Term WCMA Line of Credit portion of the Loan. The structure of the Loan therefore enables Customer at its option to use any free cash balances that it may have from time to time to reduce interest expense on the line of credit portion of the Loan without impairing its working capital.

Subject to the terms and conditions hereinafter set forth, MLBFS has agreed to provide the Initial WCMA Line of Credit and make the Loan.

Accordingly, and in consideration of the premises and of the mutual covenants of the parties hereto, Customer and MLBFS hereby agree as follows:

                               Article I.  DEFINITIONS

1.1 Specific Terms. In addition to terms defined elsewhere in this Loan Agreement, when used herein the following terms shall have the following meanings:

(a) "Activation Date" shall mean the date upon which MLBFS shall cause the Initial WCMA Line of Credit to be initially activated under MLPF&S' computer system as part of the WCMA Program.

(b) "Additional Agreements" shall mean all agreements, instruments, documents and opinions other than this Loan Agreement, whether with or from Customer or any other party, which are contemplated hereby or otherwise reasonably required by MLBFS in connection herewith, or which evidence the creation, guaranty or collateralization of any of the Obligations or the granting or perfection of liens or security interests upon the Collateral or any other collateral for the Obligations, and shall include, without limitation, the Term WCMA Note.

(c) "Business Day" shall mean any day other than a Saturday, Sunday, federal holiday or other day on which the New York Stock Exchange is regularly closed.

(d) "Closing Date" shall mean the last to occur of (i) the Initial WCMA Maturity Date, or (ii) the date upon which all conditions precedent to MLBFS' obligation to make the Loan shall have been met to the satisfaction of MLBFS.

(e) "Collateral" shall mean all of the Equipment of Customer described on Exhibit A attached hereto (as said Exhibit A may from time to time hereafter be amended and/or supplemented), whether now owned or hereafter acquired, and wherever located; together with all parts thereof (including spare parts), all accessories and accessions thereto, all replacements therefor, all books and records (including computer records) directly related thereto, all proceeds thereof (including, without limitation, proceeds in the form of Accounts and insurance proceeds), and the additional collateral described in Section 5.6(b) hereof.

(f)       "Commitment Expiration Date" shall mean September 26, 1996.

(g) "Commitment Fee" shall mean a fee of $75,000.00 due to MLBFS in connection with and as partial consideration for the commitments by MLBFS under this Loan Agreement.

(h) "General Funding Conditions" shall mean each of the following conditions to any loan or advance by MLBFS hereunder: (i) no Event of Default, or event which with the giving of notice, passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing or would result from the making of any such loan or advance hereunder by MLBFS; (ii) there shall not have occurred any material adverse change in the business or financial condition of Customer; (iii) all representations and warranties of Customer herein or in any Additional Agreements shall then be true and correct in all material respects; (iv) MLBFS shall have received this Loan Agreement, the Term WCMA Note and all other Additional Agreements, duly executed and filed or recorded where applicable, all of which shall be in form and substance reasonably satisfactory to MLBFS; (v) the Commitment Fee shall have been paid in full; (vi) MLBFS shall have received evidence reasonably satisfactory to it of the insurance required hereby or by any of the Additional Agreements; and (vii) any additional conditions specified in the "Approval of WCMA Line of Credit Which Converts to Term WCMA Loan" letter executed by MLBFS with respect to the transactions contemplated hereby shall have been met to the reasonable satisfaction of MLBFS.

(i) "Increase Funding Conditions" shall mean the conditions precedent to increasing the Maximum WCMA Line of Credit periodically on and after the Activation Date prior to the Initial WCMA Maturity Date; to wit: (i) MLBFS shall have received copies of invoices or other evidence reasonably satisfactory to it as to the ownership of the specific Collateral reasonably acceptable to MLBFS which Customer desires to finance with a portion of the Initial WCMA Line of Credit; (ii) Exhibit A attached hereto shall have been amended to incorporate such specific Collateral; (iii) MLBFS shall have received evidence reasonably satisfactory to it as to the perfection and priority of MLBFS' liens and security interests on such specific Collateral, including, without limitation, the filing in the appropriate jurisdiction(s) of a form UCC-1 Financing Statement covering such specific Collateral and a search of the records of said jurisdiction(s) verifying MLBFS' priority; and (iv) the aggregate cost to Customer of such specific Collateral shall be not less than $1,000,000.00.

(j)       "Initial WCMA Maturity Date" shall mean August 31, 1997.

(k) "Interest Rate" shall mean, with respect the WCMA Line of Credit, a variable per annum rate of interest equal to the sum of 2.70% and the 30-Day Commercial Paper Rate. The "30-Day Commercial Paper Rate" shall mean, as of the date of any determination, the interest rate from time to time published in the "Money Rates" section of The Wall Street Journal for 30-day high-grade unsecured notes sold through dealers by major corporations. The Interest Rate will change as of the -date of publication in The Wall Street Journal of a 30-Day Commercial Paper Rate that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the 30-Day Commercial Paper Rate, MLBFS will choose a reasonably comparable index or source to use as the basis for the Interest Rate. The interest rate applicable to the Term WCMA Loan and Term WCMA Line of Credit shall be the rate determined in accordance with the provisions of the Term WCMA Note.

(l) "Loan Purpose" shall mean the purpose for the Initial WCMA Line of Credit; to wit: to finance various items of telecommunications and other equipment and related software.

(m) "Location of Collateral" shall mean the address of Customer set forth at the beginning of this Loan Agreement, together with any other address or addresses set forth on an exhibit hereto as being a Location of Collateral.

(n) "Maximum WCMA Line of Credit" shall with respect to the Initial WCMA Line of Credit mean an amount lesser of (i) $10,000,000.00, or (ii) 100% of the aggregate cost to Customer of the Collateral for which each of the Increase Funding Conditions shall have been met to the reasonable satisfaction of MLBFS on the Activation Date, and from time to time thereafter prior to the Initial WCMA Maturity Date (but not more frequently than once in any calendar month). With respect to the Term WCMA Line of Credit, the Maximum WCMA Line of Credit shall be an amount equal to the applicable percentage of the Term WCMA Loan Amount hereinafter specified.

(o) "Obligations" shall mean all liabilities, indebtedness and other obligations of Customer to MLBFS, howsoever created, arising or evidenced, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary or joint or several, and, without limiting the foregoing, shall include interest accruing after the filing of any petition in bankruptcy, and all present and future liabilities, indebtedness and obligations of Customer under this Loan Agreement, the WCMA
Note included herein, and the Term WCMA Note.

(p) "Permitted Liens" shall mean with respect to the Collateral (i) liens for current taxes not delinquent, other non-consensual liens arising in the ordinary course of business for sums not due, and, if MLBFS' rights to and interest in the Collateral are not materially and adversely affected thereby, any such liens for taxes or other non-consensual liens arising in the ordinary course of business being contested in good faith by appropriate proceedings;
(ii) liens which will be discharged with the proceeds of the initial WCMA
Loan; (iii) existing liens, if any, upon Accounts, Chattel Paper, Contract Rights, Inventory, Equipment (other than the specific Equipment included in the Collateral) and Fixtures of Customer, together with any future purchase money liens upon and leases of Equipment and Fixtures (other than such specific Equipment); and (iv) any other liens expressly permitted in writing by MLBFS.

(q)       "Term WCMA Loan Amount" shall mean an amount equal to the lesser of
(i) the WCMA Loan Balance on the Closing Date, or (ii) $10,000,000.00.

(r) "Term WCMA Note" shall mean and refer to the Term WCMA Note executed by Customer and dated as of the date hereof which incorporates both a WCMA Note evidencing amounts owing on account of the WCMA Line of Credit portion of the Loan, and a Term Note evidencing amounts owing on account of the term portion of the Loan.

(s) "WCMA Account" shall mean and refer to the Working Capital Management Account of Customer with MLPF&S identified as WCMA Account No. 529-07129.

(t) "WCMA Loan" shall mean each advance made by MLBFS pursuant to either the Initial WCMA Line of Credit or Term WCMA Line of Credit.

(u) "WCMA Loan Balance" shall mean the aggregate unpaid principal amount of all WCMA Loans.

1.2 Other Terms. Except as otherwise defined herein: (i) all terms used in this Loan Agreement which are defined in the Uniform Commercial Code of Illinois ("UCC") shall have the meanings set forth in the UCC, and (ii) capitalized terms used herein which are defined in the WCMA Agreement shall have the meaning set forth in the WCMA Agreement.

                     Article II.  THE INITIAL WCMA LINE OF CREDIT

2.1       Initial WCMA Promissory Note.

FOR VALUE RECEIVED, Customer hereby promises to pay to the order of MLBFS, at the times and in the manner set forth in this Loan Agreement, or in such other manner and at such place as MLBFS may hereafter designate in writing, the following: (a) on the Initial WCMA Maturity Date, the then WCMA Loan Balance; and (b) interest at the interest Rate on the outstanding WCMA Loan Balance, from and including the date on which the first WCMA Loan is made until the date of payment in full of the WCMA Loan Balance under this Initial WCMA Promissory Note ("Initial WCMA Note"). Customer hereby waives presentment, demand, protest, notice of protest, notice of dishonor and, except as otherwise expressly set forth herein, all other notices and formalities in connection with this Initial WCMA Note and this Loan Agreement.

2.2       WCMA Loans Under the Initial WCMA Line of Credit.

(a) Activation Date. Provided that: (i) the Commitment Expiration Date shall not then have occurred, and (ii) Customer shall have subscribed to the WCMA Program and its subscription to the WCMA Program shall then be in effect, the Activation Date of the Initial WCMA Line of Credit shall occur on or promptly after the date, following the acceptance of this Loan Agreement by MLBFS at its office in Chicago, Illinois, upon which each of the General Funding Conditions and applicable Increase Funding Conditions shall have been met or satisfied to the reasonable satisfaction of MLBFS. From time to time thereafter prior to the Initial WCMA Maturity Date (but not more frequently than once in any calendar month) the Maximum WCMA Line of Credit may be increased upon the written request of Customer as and when the Increase Funding Conditions are met to the reasonable satisfaction of MLBFS with respect to an additional portion of the Collateral. Customer hereby authorizes MLBFS to directly pay any or all of the invoices (to the extent Customer has not demonstrated to MLBFS its prior payment thereof) for the Collateral subject to said Increase Funding Conditions by a charge to Customer's WCMA Account. No activation by MLBFS of the Initial WCMA Line of Credit for a nominal amount shall be deemed evidence of the satisfaction of any of the conditions herein set forth, or a waiver of any of the terms or conditions hereof.

(b) WCMA Loans. Subject to the terms and conditions hereof, during the period from and after the Activation Date to the Final WCMA Maturity Date (as hereinafter defined): (i) MLBFS will make WCMA Loans to Customer in such amounts as Customer may from time to time request in accordance with the terms hereof, up to an aggregate outstanding amount not to exceed the Maximum WCMA Line of Credit (including those WCMA Loans made directly by MLBFS to pay invoices for Collateral, as aforesaid), and (ii) Customer may repay any WCMA Loans in whole or in part at any time without premium or penalty, and request a re-borrowing of amounts repaid on a revolving basis. Customer may request WCMA Loans by use of WCMA Checks, FTS, Visa charges, wire transfers, or such other means of access to the WCMA Line of Credit as may be permitted by MLBFS from time to time; it being understood that so long as the WCMA Line of Credit shall be in effect, any charge or debit to the WCMA Account which but for the WCMA Line of Credit would under the terms of the WCMA Agreement result in an overdraft, shall be deemed a request by Customer for a WCMA Loan.

(c) Conditions of WCMA Loans. Notwithstanding the foregoing, MLBFS shall not be obligated to make any WCMA Loan, and may without notice refuse to honor any such request by Customer, if at the time of receipt by MLBFS of Customer's request: (i) the making of such WCMA Loan would cause the Maximum WCMA Line of Credit to be exceeded; or (ii) the Final WCMA Maturity Date shall have occurred, or the WCMA Line of Credit shall have otherwise been terminated in accordance with the terms hereof; or (iii) Customer's subscription to the WCMA Program shall have been terminated; or (iv) an event shall have occurred and is continuing which shall have caused any of the General Funding Conditions or Increase Funding Conditions to not then be met or satisfied to the reasonable satisfaction of MLBFS. The making by MLBFS of any WCMA Loan at a time when any one or more of said conditions shall not have been met shall not in any event be construed as a waiver of said condition or conditions or of any Event of Default, and shall not prevent MLBFS at any time thereafter while any condition shall not have been met from refusing to honor any request by Customer for a WCMA Loan.

(d) Force Majeure. MLBFS shall not be responsible, and shall have no liability to Customer or any other party, for any delay or failure of MLBFS to honor any request of Customer for a WCMA Loan or any other act or omission of MLBFS, MLPF&S or any of their affiliates due to or resulting from any system failure, error or delay in posting or other clerical error, loss of power, fire, Act of God or other cause beyond the reasonable control of MLBFS, MLPF&S or any of their affiliates unless directly arising out of the willful wrongful act or active gross negligence of MLBFS. In no event shall MLBFS be liable to Customer or any other party for any incidental or consequential damages arising from any act or omission by MLBFS, MLPF&S or any of their affiliates in connection with the WCMA Line of Credit or this Loan Agreement.

(e) Interest. The WCMA Loan Balance with respect to both the initial WCMA Line of of Credit and Term WCMA Line of Credit shall bear interest at the Interest Rate. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Notwithstanding any other provision in this Loan Agreement or any Additional Agreements to the contrary, in no event shall the Interest Rate exceed the highest rate permissible under any applicable law. In the event that any court having jurisdiction determines that MLBFS has received excess interest hereunder, MLBFS will promptly refund such excess interest to Customer, without charge or penalty. Except as otherwise provided herein, accrued and unpaid interest on the WCMA Loan
Balance shall be payable monthly on the last Business Day of each calendar month, commencing with the last Business Day of the calendar month in which the Activation Date shall occur. Customer hereby irrevocably authorizes and directs MLPF&S to pay MLBFS such accrued interest from any available free credit balances in the WCMA Account, and if such available free credit balances are insufficient to satisfy any interest payment due, to liquidate any investments in the Money Accounts (other than any investments constituting any Minimum Money Accounts Balance under the WCMA Directed Reserve program) in an amount up to the balance of such accrued interest, and pay to MLBFS the available proceeds on account thereof. If available free credit balances in the WCMA Account and available proceeds of the Money Accounts are insufficient to pay the entire balance of accrued interest, and Customer otherwise fails to make such payment when due, MLBFS may, in its sole discretion, make a WCMA Loan in an amount equal to the balance of such accrued interest and pay the proceeds of such WCMA Loan to itself on account of such interest. The amount of any such WCMA Loan will be added to the WCMA Loan Balance. If MLBFS declines to extend a WCMA Loan to Customer under these circumstances, Customer hereby authorizes and directs MLPF&S to make all such interest payments to MLBFS from any Minimum Money Accounts Balance. If there is no Minimum Money Accounts Balance, or it is insufficient to pay all such interest, MLBFS will invoice Customer for payment of the balance of the accrued interest, and Customer shall pay such interest as directed by MLBFS within 5 Business Days of receipt of such invoice.

(f) Payments. All payments required or permitted to be made pursuant to this Loan Agreement shall be made in lawful money of the United States.
Unless otherwise directed by MLBFS, payments on account of the WCMA Loan Balance with respect to the Initial WCMA Line of Credit or Term WCMA Line of Credit may be made by the delivery of checks (other than WCMA Checks), or by means of FTS or wire transfer of funds (other than funds from the Initial
WCMA Line of Credit or Term WCMA Line of Credit) to MLPF&S for credit to Customer's WCMA Account. Notwithstanding anything in the WCMA Agreement to the contrary, Customer hereby irrevocably authorizes and directs MLPF&S to apply available free credit balances in the WCMA Account to the repayment of the WCMA Loan Balance prior to application for any other purpose. Payments to MLBFS from funds in the WCMA Account shall be deemed to be made by Customer upon the same basis and schedule as funds are made available for investment in the Money Accounts in accordance with the terms of the WCMA Agreement. All funds received by MLBFS from MLPF&S pursuant to the aforesaid authorization shall be applied by MLBFS to repayment of the WCMA Loan
Balance. The acceptance by or on behalf of MLBFS of a check or other payment for a lesser amount than shall be due from Customer, regardless of any endorsement or statement thereon or transmitted therewith, shall not be deemed an accord and satisfaction or anything other than a payment on account, and MLBFS or anyone acting on behalf of MLBFS may accept such check or other payment without prejudice to the rights of MLBFS to recover the balance actually due or to pursue any other remedy under this Loan Agreement or applicable law for such balance. All checks accepted by or on behalf of MLBFS in connection with the Initial WCMA Line of Credit or Term WCMA Line of Credit or Loan are subject to final collection.

(g) Exceeding the Maximum WCMA Line of Credit. In the event that the WCMA Loan Balance shall at any time exceed the Maximum WCMA Line of Credit, Customer shall within 1 Business Day of the first to occur of (i) any request or demand of MLBFS, or (ii) receipt by Customer of a statement from MLPF&S showing a WCMA Loan Balance in excess of the Maximum WCMA Line of Credit, deposit sufficient funds into the WCMA Account to reduce the WCMA Loan Balance below the Maximum WCMA Line of Credit.

(h) Statements. MLPF&S will include in each monthly statement it issues under the WCMA Program information with respect to WCMA Loans and the WCMA Loan Balance. Any questions that Customer may have with respect to such information should be directed to MLBFS; and any questions with respect to any other matter in such statements or about or affecting the WCMA Program should be directed to MLPF&S.

(i) Use of WCMA Loans; Securities Transactions. Customer warrants that the proceeds of each WCMA Loan under the Initial WCMA Line of Credit will be used solely for the Loan Purpose, or, with the prior written consent of MLBFS, for other lawful business purposes of Customer not prohibited hereby; and that the proceeds of each WCMA Loan under the Term WCMA Line of Credit will be used solely for working capital, or, with the prior written consent of MLBFS, for other lawful business purposes of Customer not prohibited hereby. Customer agrees that under no circumstances will funds borrowed from MLBFS through the Initial WCMA Line of Credit or Term WCMA Line of Credit be used: (i) for personal, family or household purposes of any person whatsoever, (ii) to purchase, carry or trade in securities, including shares of the Money Accounts, or (iii) to repay debt incurred to purchase, carry or trade in securities; nor will any such funds be remitted, directly or indirectly, to MLPF&S or any other broker or dealer in securities, by WCMA Check, check, FTS, wire transfer, or otherwise.

2.3 Commitment Fee. In consideration of the agreement by MLBFS to extend the initial WCMA Line of Credit and make the Loan (including the Term WCMA
Line of Credit) to Customer in accordance with and subject to the terms hereof, Customer has paid or shall, on or before the Activation Date pay, the Commitment Fee to MLBFS. Customer acknowledges and agrees that the Commitment Fee has been fully earned by MLBFS, and that it will not under any circumstances be refundable.

                                Article III.  THE LOAN

3.1 Commitment of Parties. Subject to the terms hereof, on the Closing Date, MLBFS hereby commits to lend to Customer, and Customer hereby agrees to borrow from MLBFS, an aggregate amount equal to the Term WCMA Loan Amount. The proceeds of the Loan will be disbursed and applied in the manner hereinafter set forth.

3.2    Operation of Loan.

(a) Term WCMA Note. The Loan will be evidenced by and shall be repayable in accordance with the terms of the Term WCMA Note and this Loan Agreement. The Term WCMA Note combines two promissory notes, one evidencing the term portion of the Loan (the "Term Note") and the other evidencing the Term WCMA Line of Credit portion of the Loan (the "WCMA Note"). The balance owing by Customer on account of the Loan at any time shall be an amount equal to the sum of the then outstanding balances under the WCMA Note and the Term Note included in the Term WCMA Note. The Term WCMA Note is hereby incorporated as a part hereof.

(b) Term Note Principal. The principal balance owing under the Term Note at any time shall be an amount equal to the difference between (i) the Term WCMA Loan Amount less the aggregate principal paid by Customer on account of the Term Note; and (ii) the Term WCMA Line of Credit. So long as there shall be any moneys owing by Customer to MLBFS hereunder or there shall be a Term WCMA Line of Credit, no reduction in the unpaid principal balance of the Term Note to zero shall be deemed a payment of the Term Note in full or an extinguishment of any of the obligations of Customer thereunder or hereunder.

(c) Term Note Funding. Subject to the terms hereof, the Term Note will be funded by MLBFS in five annual installments, each equal to one-fifth of the Loan Amount. The first one-fifth installment funded by MLBFS will be funded on the Closing Date and applied on account of the Loan Purpose, as aforesaid. Subsequent installments will be funded on a date chosen by MLBFS in its sole discretion which will be on or within two weeks before or after each subsequent anniversary of the last day of the calendar month in which the Closing Date occurs (each, a "Subsequent Funding Date").

(d) Activation of WCMA Line. On the Closing Date, MLBFS will activate and make available as an integral part of the Loan the Term WCMA Line of Credit equal to four-fifths of the Term WCMA Loan Amount. Upon such activation and consummation of all other transactions herein contemplated to occur on the Closing Date (including, without limitation, application of the amount funded on account of the Term Note to the WCMA Loan Balance under the Initial WCMA
Note), all amounts owing under the Initial WCMA Note shall be deemed owing under the WCMA Note included in the Term WCMA Note, and the Initial WCMA Note shall be deemed paid and canceled.

(e) Subsequent Fundings. On the first Subsequent Funding Date, concurrently with MLBFS' funding of the second installment of the debt evidenced by the Term
Note into the WCMA Account, the WCMA Line of Credit will be reduced to an amount equal to three-fifths of the Loan Amount. On the second Subsequent Funding Date, the WCMA Line of Credit will be reduced to an amount equal to two-fifths of the Loan Amount; and on the third Subsequent Funding Date the WCMA Line of Credit will be reduced to an amount equal to one-fifth of the Loan Amount.

(f) WCMA Maturity Date. On the fourth Subsequent Funding Date (the "WCMA Maturity Date"), the WCMA Line of Credit will be terminated and the WCMA Account, at the option of Customer, will either be converted to a WCMA Cash Account (subject to any requirements of MLPF&S) or terminated.

3.3 Conditions Precedent to Closing Date. MLBFS' obligation to make the Loan on the Closing Date shall be subject to the prior fulfillment of each of the following conditions to the satisfaction of MLBFS: (a) The Initial WCMA Maturity Date shall have occurred; and (b) each of the General Funding Conditions shall have been met or satisfied to the reasonable satisfaction of MLBFS.

3.4 Failure or Delay of Closing Date. If for any reason other than the sole fault of MLBFS the Closing Date shall not occur within 10 Business Days after the Initial WCMA Maturity Date, then, notwithstanding anything herein to the contrary MLBFS shall be relieved of any further obligation to make the Loan, and all amounts then outstanding under the Initial WCMA Line of Credit shall be and become immediately due and payable without notice.

3.5 Conditions of Subsequent Fundings. The obligation of MLBFS to fund installments of the term portion of the Loan on any Subsequent Funding Date shall be subject to each of the conditions specified in Section 3.3 hereof being met at such date, and the further condition that all payments due under the Term WCMA Note prior to any Subsequent Funding Date shall have been paid in full; provided, however, that notwithstanding the failure of any such conditions to have been met, MLBFS may in its sole discretion fund such installment and/or any other installments, and no such funding shall constitute a waiver by MLBFS of any of its rights hereunder or under any of the Additional Agreements. Without limiting the foregoing, it is understood that no funding by MLBFS of any sum hereunder while an Event of Default shall have occurred and is continuing shall under any circumstances be deemed a waiver by MLBFS of such Event of Default, or a waiver of any of MLBFS' rights hereunder.

3.6 Acknowledgments of Customer, Customer acknowledges, covenants and agrees that:

(a) Payment of WCMA Interest; Additional Deposits. Under the terms of this Loan Agreement, interest accrued on amounts outstanding on the Term WCMA Line of Credit each month will, subject to the terms hereof, ordinarily be paid from the proceeds of a borrowing of an additional sum under the Term WCMA Line of Credit. Because substantially the entire Term WCMA Line of Credit will ordinarily be drawn on the Closing Date, Customer agrees that it will, without demand, invoicing or the request of MLBFS, from time to time make sufficient deposits into the WCMA Account in order to assure that the Maximum

WCMA Line of Credit is not exceeded. Installments of principal and interest under the Term Note shall be paid directly to MLBFS in accordance with the terms of the Term Note.

(b) Additional Interest Charges. SUBJECT TO THE TERMS HEREOF, ON EACH SUBSEQUENT FUNDING DATE MLBFS WILL DEPOSIT THE AMOUNT FUNDED INTO THE WCMA ACCOUNT. DUE TO POSSIBLE DELAYS IN POSTING AS WELL AS CERTAIN DELAYS IN RECOGNITION OF DEPOSITS INHERENT IN THE WCMA PROGRAM, CUSTOMER WILL NOT RECEIVE CREDIT FOR THE AMOUNT DEPOSITED FOR UP TO SEVERAL DAYS THEREAFTER, RESULTING IN AN INTEREST CHARGE FOR THAT PERIOD OF TIME ACCRUING AND CHARGED IN THE WCMA ACCOUNT. ON THE OTHER HAND, BECAUSE MLBFS BORROWS ALL OR SUBSTANTIALLY ALL OF THE FUNDS THAT IT LENDS ON THE DATE OF FUNDING, IT MUST CHARGE INTEREST ON THE AMOUNT FUNDED ON EACH SUBSEQUENT FUNDING DATE FROM THE DATE OF ITS DEPOSIT INTO THE WCMA ACCOUNT, WHETHER OR NOT SUCH DEPOSIT IS IMMEDIATELY RECOGNIZED. THE TIMING DIFFERENCES BETWEEN THE DATE OF DEPOSIT AND DATE OF RECOGNITION OF THE DEPOSIT IN THE WCMA ACCOUNT WILL THEREFORE RESULT IN EXTRA INTEREST CHARGES TO CUSTOMER, WHICH CUSTOMER ACKNOWLEDGES ARE AN ADDITIONAL COST OF THE LOAN AND HEREBY UNCONDITIONALLY AGREES TO PAY.

                      Article IV.  THE TERM WCMA LINE OF CREDIT

4.1 Loan Commitment and Requests. Subject to the terms and conditions hereof: (a) on the Closing Date, MLBFS shall be deemed to have made a WCMA Loan to Customer under the Term WCMA Line of Credit in an amount equal to 4/5ths of the then WCMA Loan Balance, as aforesaid; and (b) during the period from and after the Closing Date to the Final WCMA Maturity Date: (i) Customer may repay said WCMA Loan and any other WCMA Loans in whole or in part at any time without premium or penalty, and request a re-borrowing of amounts repaid on a revolving basis, and (ii) MLBFS will make such additional WCMA Loans as Customer may from time to time request in accordance with the terms hereof, provided that, without limiting any of the other conditions hereof, the making of any such WCMA Loan shall not cause the WCMA Loan Balance to exceed the Maximum WCMA Line of Credit. Customer may request WCMA Loans by use of WCMA Checks, FTS, Visa-Registered Trademark- charges, wire transfers, or such other means of access to the Term WCMA Line of Credit as may be permitted by MLBFS from time to time; it being understood that so long as the Term WCMA Line of Credit shall be in effect, any charge or debit to the WCMA Account which but for the Term WCMA Line of Credit would under the terms of the WCMA Agreement result in an overdraft, shall be deemed a request by Customer for a WCMA Loan.

4.2 Conditions of WCMA Loans Under the Term WCMA Line of Credit. Notwithstanding the foregoing, MLBFS shall not be obligated to make any WCMA Loan under the Term WCMA Line of Credit, and may without notice refuse to honor any such request by Customer, if at the time of Customer's request: (a) the making of such WCMA Loan would cause the Maximum WCMA Line of Credit to be exceeded; or (b) the Final WCMA Maturity Date shall have occurred, or the WCMA Line of Credit shall have otherwise been terminated in accordance with the terms hereof; or (c) an event shall have occurred and is continuing which shall have caused any of the General Funding Conditions to not then be met or satisfied to the reasonable satisfaction of MLBFS. The making by MLBFS of any WCMA Loan at a time when any one or more of said conditions shall not have been met shall not in any event be construed as a waiver of said condition or conditions or of any Event of Default, and shall not prevent MLBFS at any time thereafter while any condition shall not have been met from refusing to honor any request by Customer for a WCMA Loan.
                            Article V.  GENERAL PROVISIONS

5.1 Representations and Warranties.

Customer represents and warrants to MLBFS that:

(a) Organization and Existence. Customer is a corporation, duly organized and validly existing in good standing under the laws of the State of Texas and is qualified to do business and in good standing in each other state where the nature of its business or the property owned by it make such qualification necessary.

(b) Execution, Delivery and Performance. The execution, delivery and performance by Customer of this Loan Agreement and such of the Additional Agreements to which it is a party: (i) have been duly authorized by all requisite action, (ii) do not and will not violate or conflict with any law or other governmental requirement, or any of the agreements, instruments or documents which formed or govern Customer, and (iii) do not and will not breach or violate any of the provisions of, and will not result in a default by Customer under, any other agreement, instrument or document to which it is a party or by which it or its properties are bound.

(c) Notices and Approvals. Except as may have been given or obtained, no notice to or consent or approval of any governmental body or authority or other third party whatsoever (including, without limitation, any other creditor) is required in connection with the execution, delivery or performance by Customer of such of this Loan Agreement, the Term WCMA Note and the other Additional Agreements to which it is a party.

(d) Enforceability. This Loan Agreement, the Term WCMA Note and such of the other Additional Agreements to which it is a party are the legal, valid and binding obligations of Customer, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally or by general principles of equity.

(e) Collateral. Subject to any Permitted Liens: (i) Customer has good and marketable title to the Collateral, (ii) none of the Collateral is subject to any lien, encumbrance or security interest, and (iii) upon the filing of all Uniform Commercial Code financing statements executed by Customer with respect to the Collateral in the appropriate jurisdiction(s) and/or the completion of any other action required by applicable law to perfect its liens and security interests, MLBFS will have valid and perfected first liens and security interests upon all of the Collateral.

(f) Financial Statements. Except as expressly set forth in Customer's financial statements, all financial statements of Customer furnished to MLBFS have been prepared in conformity with generally accepted accounting principles, consistently applied, are true and correct, and fairly present the financial condition of it as at such dates and the results of its operations for the periods then ended; and since the most recent date covered by such financial statements, there has been no material adverse change in any such financial condition or operation.

(g) Litigation. No litigation, arbitration, administrative or governmental proceedings are pending or, to the knowledge of Customer, threatened against Customer, which would, if adversely determined, materially and adversely affect the liens and security interests of MLBFS hereunder or under any of the Additional Agreements, the financial condition of Customer or the continued operations of Customer.

(h) Tax Returns. All federal, state and local tax returns, reports and statements required to be filed by Customer have been filed with the appropriate governmental agencies and all taxes due and payable by Customer have been timely paid (except to the extent that any such failure to file or pay will not materially and adversely affect either the liens and security interests of MLBFS hereunder or under any of the Additional Agreements, the financial condition of Customer, or the continued operations of Customer).

(i) Collateral Location. All of the Collateral is located at a Location of Collateral.

Each of the foregoing representations and warranties are continuing and shall be deemed remade by Customer on the Activation Date, on the Closing Date, and concurrently with each request for a WCMA Loan.

5.2    Financial and Other Information.

Customer shall furnish or cause to be furnished to MLBFS during the term of this Loan Agreement all of the following:

(a) Annual Financial Statements. Within 120 days after the close of each fiscal year of Customer, Customer shall furnish or cause to be furnished to MLBFS a copy of the annual audited financial statements of Customer consisting of at least a balance sheet as at the close of such fiscal year and related statements of income, retained earnings and cash flows, certified by its current independent certified public accountants or other independent certified public accountants reasonably acceptable to MLBFS.

(b) Interim Financial Statements. Within 45 days after the close of each fiscal quarter of Customer, Customer shall furnish or cause to be furnished to
MLBFS: (i) a statement of profit and loss for the fiscal quarter then ended, and (ii) a balance sheet as at the close of such fiscal quarter; all in reasonable detail and certified by its chief financial officer.

(c) Other Information. Customer shall furnish or cause to be furnished to MLBFS such other information as MLBFS may from time to time reasonably request relating to Customer or the Collateral.

5.3 Other Covenants. Customer further covenants and agrees during the term of this Loan Agreement that:

(a) Financial Records; Inspection. Customer will: (i) maintain at its principal place of business complete and accurate books and records, and maintain all of its financial records in a manner consistent with the financial statements heretofore furnished to MLBFS, or prepared on such other basis as may be approved in writing by MLBFS, and (ii) permit MLBFS or its duly authorized representatives, upon reasonable notice and at reasonable times, to inspect its properties (both real or personal), operations, books and records.

(b) Taxes. Customer will pay when due all taxes, assessments and other governmental charges, howsoever designated, and all other liabilities and obligations, except to the extent that any such failure to pay will not materially and adversely affect either the liens and security interests of MLBFS hereunder or under any of the Additional Agreements, the financial condition of Customer or the continued operations of Customer.

(c) Compliance With Laws and Agreements. Customer will not violate any law, regulation or other governmental requirement, any judgment or order of any court or governmental agency or authority, or any agreement, instrument or document to which it is a party or by which it is bound, if any such violation will materially and adversely affect either the liens and security interests of MLBFS hereunder or under any of the Additional Agreements, or the financial condition or the continued operations of Customer.

(d) Use of Proceeds; Securities Transactions. The proceeds of each WCMA Loan under the Initial WCMA Line of Credit will be used solely for the Loan Purpose, or, with the prior written consent of MLBFS, for other lawful business purposes of Customer not prohibited hereby. The proceeds of each WCMA Loan under the Term WCMA Line of Credit will be used solely for working capital, or, with the prior written consent of MLBFS, for other lawful business purposes of Customer not prohibited hereby. Customer agrees that under no circumstances will funds borrowed from MLBFS through the Initial WCMA Line of Credit or Term WCMA Line of Credit be used: (i) for personal, family or household purposes of any person whatsoever, (ii) to purchase, carry or trade in securities, including shares of the Money
Accounts, or (iii) to repay debt incurred to purchase, carry or trade in securities; nor will any such funds be remitted, directly or indirectly, to MLPF&S or any other broker or dealer in securities, by WCMA Check, check, FTS, wire transfer, or otherwise.

(e) Continuity. Except upon the prior written consent of MLBFS, which consent will not be unreasonably withheld: (i) Customer will not be a party to any merger or consolidation with, or purchase or otherwise acquire all or substantially all of the assets or stock of, or any material partnership or joint venture interest in, any person or entity, or sell, transfer or lease all or any substantial part of its assets if any such action causes a material change in its control or principal business, or a material adverse change in its financial condition or operations; (ii) Customer will preserve its existence and good standing in the jurisdictions of establishment and operation, and will not operate in any material business other than a business substantially the same as its business as of the date of application by Customer for credit from MLBFS; and (iii) Customer will not cause or permit any material change in its controlling ownership, controlling senior management or, except upon not less than 30 days prior written notice to MLBFS, its name or principal place of business.

(f) Tangible Net Worth. The "tangible net worth" of Customer, consisting of Customer's net worth as shown on Customer's regular financial statements prepared in a manner consistent with the terms hereof, but excluding an amount equal to: (i) any assets which are ordinarily classified as "intangible" in accordance with generally accepted accounting principles, and (ii) any amounts now or hereafter directly or indirectly owing to Customer by officers, shareholders or affiliates of Customer, shall at all times exceed $35,000,000.

(g) Minimum Ratio of Cash Flow to Current Portion of Long Term Debt. The ratio of Customers "Net Cash Flow" to the current portion of its long term debt, as shown on Customer's regular books and records, shall be not less than
1.4 to 1 as of the end of each calendar quarter beginning with the calendar quarter ending December 31, 1996. As used herein, "Net Cash Flow" shall mean the sum of Customer's net after-tax income for each of the immediately preceding four calendar quarters, together with depreciation, amortization and any non-recurring expenses during said period, less any non-recurring income (other than any gains derived from the sale of individual store locations) and any cash distributions during said period; all as shown on Customer's regular financial statements prepared in a manner consistent with the terms hereof.

5.4    Collateral

(a) Pledge of Collateral. To secure payment and performance of the Obligations, Customer hereby pledges, assigns, transfers and sets over to MLBFS, and grants to MLBFS first liens and security interests in and upon all of the Collateral, subject only to Permitted Liens.

(b) Liens. Except upon the prior written consent of MLBFS, Customer shall not create or permit to exist any lien, encumbrance or security interest upon or with respect to any Collateral now owned or hereafter acquired other than Permitted Liens.

(c) Performance of Obligations. Customer shall perform all of its obligations owing on account of or with respect to the Collateral; it being understood that nothing herein, and no action or inaction by MLBFS, under this Loan Agreement or otherwise, shall be deemed an assumption by MLBFS of any of Customer's said obligations.

(d) Alterations and Maintenance. Except upon the prior written consent of MLBFS, Customer shall not make or permit any material alterations to any Collateral which might materially reduce or impair its market value or utility. Customer shall at all times keep the Collateral in good condition and repair and shall pay or cause to be paid all obligations arising from the repair and maintenance of such Collateral, as well as all obligations with respect to each Location of Collateral, except for any such obligations being contested by Customer in good faith by appropriate proceedings.

(e) Location. Except for movements required in the ordinary course of Customer's business, Customer shall give MLBFS 30 days' prior written notice of the placing at or movement of any Collateral to any location other than a Location of Collateral. In no event shall Customer cause or permit any Collateral to be removed from the United States without the prior written consent of MLBFS.

(f) Insurance. Customer shall insure all of the Collateral under a policy or policies of physical damage insurance providing that losses will be payable to MLBFS as its interests may appear pursuant to a Lender's Loss Payable Endorsement and containing such other provisions as may be reasonably required by MLBFS. Customer shall further provide and maintain a policy or policies of comprehensive public liability insurance naming MLBFS as an additional party insured. Customer shall maintain such other insurance as may be required by law or is customarily maintained by companies in a similar business or otherwise reasonably required by MLBFS. All such insurance shall provide that MLBFS will receive not less than 10 days prior written notice of any cancellation, and shall otherwise be in form and amount and with an insurer or insurers reasonably acceptable to MLBFS. Customer shall furnish MLBFS with a copy or certificate of each such policy or policies and, prior to any expiration or cancellation, each renewal or replacement thereof.

(g) Event of Loss. Customer shall at its expense promptly repair all repairable damage to any Collateral. In the event that any Collateral is damaged beyond repair, lost, totally destroyed or confiscated (an "Event of Loss"), then, on or before the first to occur of (i) 90 days after the occurrence of such Event of Loss, or (ii) 10 Business Days after the date on which either Customer or MLBFS shall receive any proceeds of insurance on account of such Event of Loss, or any underwriter of insurance on such Collateral shall advise either Customer or MLBFS that it disclaims liability in respect of such Event of Loss, Customer shall, at Customer's option, either replace the Collateral subject to such Event of Loss with comparable Collateral free of all liens other than

Permitted Liens (in which event Customer shall be entitled to utilize the proceeds of insurance on account of such Event of Loss for such purpose, and may retain any excess proceeds of such insurance), or prepay the Loan by an amount equal to the actual cash value of such Collateral as determined by either the insurance company's payment (plus any applicable deductible) or, in absence of insurance company payment, as reasonably determined by MLBFS; it being further understood that if the Loan has not then been funded, an amount equal to the actual cash value of such Collateral shall be deposited into the WCMA Account concurrently with a like permanent reduction in the Initial WCMA Line of Credit and Term WCMA Loan Amount. Notwithstanding the foregoing, if at the time of occurrence of such Event of Loss or any time thereafter prior to replacement or prepayment, as aforesaid, an Event of Default shall occur hereunder, then MLBFS may at its sole option, exercisable at any time while such Event of Default shall be continuing, require Customer to either replace such Collateral or prepay the Loan or make a deposit into the WCMA Account and reduce the Initial WCMA Line of Credit and Term WCMA Loan Amount, as aforesaid. Any prepayment of the Loan pursuant to this Section shall be applied first to installments on account of the then "Term Note Balance" (as defined in the Term WCMA Note) in inverse order of maturity; with any prepayment in excess of the then Term Note Balance applied on account of the WCMA Note concurrently with: (i) a like permanent reduction in the Term WCMA Line of Credit, and (ii) a like reduction in the obligation of MLBFS to fund future installments on account of the Term WCMA Note in inverse order of funding. No amount prepaid pursuant to this Section may be re-borrowed by Customer.

(h) Notice of Certain Events. Customer shall give MLBFS immediate notice of any attachment, lien, judicial process, encumbrance or claim affecting or involving $25,000.00 or more of the Collateral.

(i) Indemnification. Customer shall indemnify, defend and save MLBFS harmless from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any nature whatsoever which may be asserted against or incurred by MLBFS arising out of or in any manner occasioned by (i) the ownership, possession use or operation of any Collateral, or (ii) any failure by Customer to perform any of its obligations hereunder; excluding, however, from said indemnity any such claims, liabilities, etc. arising directly out of the willful wrongful act or active gross negligence of MLBFS. This indemnity shall survive the expiration or termination of this Loan Agreement as to all matters arising or accruing prior to such expiration or termination.

5.5    Events of Default.

The occurrence of any of the following events shall constitute an "Event of Default" under this Loan Agreement:

(a) Failure to Pay. Customer shall fail to pay to MLBFS or deposit into the WCMA Account when due any amount owing or required to be deposited by Customer under this Loan Agreement (including the WCMA Note set forth herein) or the Term
WCMA Note, or shall fail to pay when due any other Obligations, and any such failure shall continue for more than 5 Business Days after written notice thereof shall have been given by MLBFS to Customer.

(b) Failure to Perform. Customer shall default in the performance or observance of any covenant or agreement on its part to be performed or observed under this Loan Agreement, the Term WCMA Note or any of the other Additional Agreements (not constituting an Event of Default under any other clause of this Section), and such default shall continue unremedied for 10 Business Days after written notice thereof shall have been given by MLBFS to Customer.

(c) Breach of Warranty. Any representation or warranty made by Customer contained in this Loan Agreement, the Term WCMA Note or any of the other Additional Agreements shall at any time prove to have been incorrect in any material respect when made.

(d) Default Under Other Agreement. A default or Event of Default by Customer shall occur under the terms of any other agreement, instrument or document with or intended for the benefit of MLBFS, MLPF&S or any of their affiliates, and any required notice shall have been given and required passage of time shall have elapsed.

(e) Bankruptcy, Etc. A proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt or receivership law or statute shall be filed by Customer, or any such proceeding shall be filed against Customer and shall not be dismissed or withdrawn within 60 days after filing, or Customer shall make an assignment for the benefit of creditors, or Customer shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due.

(f) Material Impairment. Any event shall occur which shall reasonably cause MLBFS to in good faith believe that the prospect of payment or performance by Customer has been materially impaired.

(g) Acceleration of Debt to Other Creditors. Any event shall occur which results in the acceleration of the maturity of any indebtedness of $100,000.00 or more of Customer to another creditor under any indenture, agreement, undertaking, or otherwise.

(h) Seizure or Abuse of Collateral. The Collateral, or any material part thereof, shall be or become subject to any material abuse or misuse, or any levy, attachment, seizure or confiscation which is not released within 10 Business Days.

5.6    Remedies.

(a) Remedies Upon Default. Upon the occurrence and during the continuance of any Event of Default, MLBFS may at its sole option do any one or more or all of the following, at such time and in such order as MLBFS may in its sole discretion choose:

(i) Termination. MLBFS may without notice terminate the Initial WCMA Line of Credit and terminate its obligation to make the Loan (if the Loan has not then been made), or terminate its obligation to fund any further amount on account of the Term WCMA Note, or make or continue to make the Term WCMA Line of Credit available to Customer, and terminate any obligation to otherwise extend any credit to or for the benefit of Customer, and upon any such termination MLBFS shall be relieved of all such obligations.

(ii) Acceleration. MLBFS may declare the principal of and interest on the Initial WCMA Note or Term Note and WCMA Note included in the Term WCMA Note, as the case may be, and all other Obligations to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable, without presentment, demand for payment, protest and notice of protest, notice of dishonor, notice of acceleration, notice of intent to accelerate or other notice or formality of any kind, all of which are hereby expressly waived.

(iii) Exercise Rights of Secured Party. MLBFS may exercise any or all of the remedies of a secured party under applicable law, including, but not limited to, the UCC, and any or all of its other rights and remedies under this Loan Agreement and the Additional Agreements.

(iv) Possession. MLBFS may require Customer to make the Collateral and the records pertaining to the Collateral available to MLBFS at a place designated by MLBFS which is reasonably convenient, or may take possession of the Collateral and the records pertaining to the Collateral without the use of any judicial process and without any prior notice to Customer.

(v) Sale. MLBFS may sell any or all of the Collateral at public or private sale upon such terms and conditions as MLBFS may reasonably deem proper. MLBFS may purchase any Collateral at any such public sale. The net proceeds of any such public or private sale and all other amounts actually collected or received by MLBFS pursuant hereto, after deducting all costs and expenses incurred at any time in the collection of the Obligations and in the protection, collection and sale of the Collateral, will be applied to the payment of the Obligations, with any remaining proceeds paid to Customer or whoever else may be entitled thereto, and with Customer remaining liable for any amount remaining unpaid after such application.

(b) Set-Off. MLBFS shall have the further right upon the occurrence and during the continuance of an Event of Default to set-off, appropriate and apply toward payment of any of the Obligations, in such order of application as MLBFS may from time to time and at any time elect, any cash, credit, deposits, accounts, securities and any other property of Customer which is in transit to or in the possession, custody or control of MLBFS, MLPF&S or any agent, bailee, or affiliate of MLBFS or MLPF&S, including, without limitation, the WCMA Account and any Money Accounts, and all cash and securities therein or controlled thereby, and all proceeds thereof. Customer hereby collaterally assigns and grants to MLBFS a security interest in all such property as additional Collateral.

(c) Remedies are Severable and Cumulative. All rights and remedies of MLBFS herein are severable and cumulative and in addition to all other rights and remedies available in the Term WCMA Note, the other Additional Agreements, at law or in equity, and any one or more of such rights and remedies may be exercised simultaneously or successively.

(d) Notices. To the fullest extent permitted by applicable law, Customer hereby irrevocably waives and releases MLBFS of and from any and all liabilities and penalties for failure of MLBFS to comply with any statutory or other requirement imposed upon MLBFS relating to notices of sale, holding of sale or reporting of any sale, and Customer waives all rights of redemption or reinstatement from any such sale. Any notices required under applicable law shall be reasonably and properly given to Customer if given by any of the methods provided herein at least 5 Business Days prior to taking action. MLBFS shall have the right to postpone or adjourn any sale or other disposition of Collateral at any time without giving notice of any such postponed or adjourned date. In the event MLBFS seeks to take possession of any or all of the Collateral by court process, Customer further irrevocably waives to the fullest extent permitted by law any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession, and any demand for possession prior to the commencement of any suit or action.

5.7       Miscellaneous.

(a) Non-Waiver. No failure or delay on the part of MLBFS in exercising any right, power or remedy pursuant to this Loan Agreement, the Term WCMA Note or any of the other Additional Agreements shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. Neither any waiver of any provision of this Loan Agreement, the Term WCMA Note or any of the other Additional Agreements, nor any consent to any departure by Customer therefrom, shall be effective unless the same shall be in writing and signed by MLBFS. Any waiver of any provision of this Loan Agreement, the Term WCMA Note or any of the other Additional Agreements and any consent to any departure by Customer from the terms thereof shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise expressly provided herein, no notice to or demand on Customer shall in any case entitle Customer to any other or further notice or demand in similar or other circumstances.

(b) Disclosure. Customer hereby irrevocably authorize MLBFS and each of its affiliates, including without limitation MLPF&S, to at any time (whether or not an Event of Default shall have occurred) obtain from and disclose to each other any and all financial and other information about Customer.

(c) Communications. All notices and other communications required or permitted hereunder or in connection with any of the Additional Agreements shall be in writing, and shall be either delivered personally, mailed by postage prepaid certified mail or sent by express overnight courier or by facsimile. Such notices and communications shall be deemed to be given on the date of personal delivery, facsimile transmission or actual delivery of certified mail, or one Business Day after delivery to an express overnight courier. Unless otherwise specified in a notice sent or delivered in accordance with the terms hereof, notices and other communications in writing shall be given to the parties hereto at their respective addresses set forth at the beginning of this Loan Agreement, or, in the case of facsimile transmission, to the parties at their respective regular facsimile telephone number.

(d) Costs, Expenses and Taxes. Customer shall upon demand pay or reimburse MLBFS for (i) all Uniform Commercial Code and other filing and search fees and expenses incurred by MLBFS in connection with the verification, perfection or preservation of MLLE'S' rights hereunder or in the Collateral or any other collateral for the Obligations; (ii) any and all stamp, transfer and other taxes and fees payable or determined to be payable in connection with the execution, delivery and/or recording of this Loan Agreement or any of the Additional Agreements; and (iii) all reasonable fees and out-of-pocket expenses (including, but not limited to, reasonable fees and expenses of outside counsel) incurred by MLBFS in connection with the enforcement of this Loan Agreement or any of the Additional Agreements and the protection of MLBFS' rights hereunder or thereunder, excluding, however, salaries and expenses of MLBFS' employees. The obligations of Customer under this paragraph shall survive the expiration or termination of this Loan Agreement and the discharge of the other Obligations.

(e) Right to Perform Obligations. If Customer shall fail to do any act or thing which it has covenanted to do under this Loan Agreement or any representation or warranty on the part of Customer contained in this Loan Agreement shall be breached, MLBFS may, in its sole discretion, after 5 Business Days written notice is sent to Customer (or such lesser notice, including no notice, as is reasonable under the circumstances), do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all reasonable amounts so expended by MLBFS shall be repayable to MLBFS by Customer upon demand, with interest at the Interest Rate during the period from and including the date funds are so expended by MLBFS to the date of repayment, and all such amounts shall be additional Obligations. The payment or performance by MLBFS of any of Customer's obligations hereunder shall not relieve Customer of said obligations or of the consequences of having failed to pay or perform the same, and shall not waive or be deemed a cure of any Event of Default.

(f) Late Charge. Any payment required to be made by Customer pursuant to this Loan Agreement or any of the Additional Agreements not paid within 10 days of the applicable due date shall be subject to a late charge in an amount equal to the lesser of: (i) 5% of the overdue amount, or (ii) the maximum amount permitted by applicable law. Such late charge shall be payable on demand, or, without demand, may in the sole discretion of MLBFS be paid by a WCMA Loan and added to the WCMA
Loan Balance in the same manner as provided herein for accrued interest with respect to the Initial WCMA Line of Credit or Term WCMA Line of Credit.

(g) Further Assurances. Customer agrees to do such further acts and things and to execute and deliver to MLBFS such additional agreements, instruments and documents as MLBFS may reasonably require or deem advisable to effectuate the purposes of this Loan Agreement, the Term WCMA Note or any the other Additional Agreements, or to establish, perfect and maintain MLBFS' security interests and liens upon the Collateral, including, but not limited to: (i) executing financing statements or amendments thereto when and as reasonably requested by MLBFS; and (ii) if in the reasonable judgment of MLBFS it is required by local law, causing the owners and/or mortgagees of the real property on which any Collateral may be located to execute and deliver to MLBFS waivers or subordinations reasonably satisfactory to MLBFS with respect to any rights in such Collateral.

(h) Binding Effect. This Loan Agreement, the Term WCMA Note and the other Additional Agreements shall be binding upon, and shall inure to the benefit of MLBFS, Customer and their respective successors and assigns. Customer shall not assign any of its rights or delegate any of its obligations under this Loan Agreement, the Term WCMA Note or any of the other Additional Agreements without the prior written consent of MLBFS. Unless otherwise expressly agreed to in a writing signed by MLBFS, no such consent shall in any event relieve Customer of any of its obligations under this Loan Agreement, the Term WCMA Note or any of the other Additional Agreements.

(i) Headings. Captions and section and paragraph headings in this Agreement are inserted only as a matter of convenience, and shall not affect the interpretation hereof.

(j) Governing Law. This Loan Agreement, the Term WCMA Note and, unless otherwise expressly provided therein, each of the other Additional Agreements, shall be governed in all respects by the laws of the State of Illinois.

(k) Severability of Provisions. Whenever possible, each provision of this Loan Agreement, the Term WCMA Note and the other Additional Agreements shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Loan Agreement, the Term WCMA Note or any of the other Additional Agreements which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Loan Agreement, the Term WCMA Note and the other Additional Agreements or affecting the validity or enforceability of such provision in any other jurisdiction.

(1) Term. This Loan Agreement shall become effective on the date accepted by MLBFS at its offices in Chicago, Illinois, and, subject to the terms hereof, shall continue in effect so long thereafter as either MLBFS shall be obligated to make the Loan, or, after the Closing Date, there shall be any moneys outstanding under the Term Note or WCMA Note included in the Term WCMA Note or under this Loan
Agreement, or there shall be any other Obligations outstanding.

(m) Integration. THIS LOAN AGREEMENT, TOGETHER WITH THE TERM WCMA NOTE AND THE OTHER ADDITIONAL AGREEMENTS, CONSTITUTES THE ENTIRE UNDERSTANDING AND REPRESENTS THE FULL AND FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR WRITTEN AGREEMENTS OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. Without limiting the foregoing, Customer acknowledges that: (i) no promise or commitment has been made to it by MLBFS, MLPF&S or any of their respective employees, agents or representatives to make the Loan on any terms other than as expressly set forth herein and in the Term WCMA Note, or to make any other loan or otherwise extend any other credit to Customer or any other party; and (ii) except as otherwise expressly provided herein, this Loan Agreement supersedes and replaces any and all proposals, letters of intent and approval and commitment letters from MLBFS to Customer, none of which shall be considered an Additional Agreement. No amendment or modification of this Agreement or any of the Additional Agreements to which Customer is a party shall be effective unless in a writing signed by both MLBFS and Customer.

(n) Jurisdiction; Waiver. CUSTOMER ACKNOWLEDGES THAT THIS LOAN AGREEMENT IS BEING ACCEPTED BY MLBFS IN PARTIAL CONSIDERATION OF MLBFS' RIGHT AND OPTION, IN ITS SOLE DISCRETION, TO ENFORCE THIS LOAN AGREEMENT, THE TERM WCMA NOTE AND THE OTHER ADDITIONAL AGREEMENTS IN EITHER THE STATE OF ILLINOIS OR IN ANY OTHER JURISDICTION WHERE CUSTOMER OR ANY COLLATERAL FOR THE OBLIGATIONS MAY BE LOCATED, CUSTOMER CONSENTS TO JURISDICTION IN THE STATE OF ILLINOIS AND VENUE IN ANY STATE OR FEDERAL COURT IN THE COUNTY OF COOK FOR SUCH PURPOSES, AND CUSTOMER WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE. CUSTOMER FURTHER WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST MLBFS IN ANY JURISDICTION EXCEPT IN THE COUNTY OF COOK AND STATE OF ILLINOIS. MLBFS AND CUSTOMER HEREBY EACH EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER PARTY WITH RESPECT TO ANY MATTER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LOAN, THIS LOAN AGREEMENT, THE TERM WCMA NOTE, ANY OTHER ADDITIONAL AGREEMENTS AND/OR ANY OF THE TRANSACTIONS WHICH ARE THE SUBJECT MATTER OF THIS LOAN AGREEMENT.

IN WITNESS WHEREOF, this Loan Agreement has been executed as of the day and year first above written.

U.S. LONG DISTANCE, INC.

By:            /S/ PHIL STORIN          /S/ LARRY M. JAMES
               --------------------     --------------------
               Signature (1)            Signature (2)

               PHIL STORIN              LARRY M. JAMES
               --------------------     --------------------
               Printed Name             Printed Name

               SR. V.P. & CFO           PRESIDENT & CEO
               --------------------     --------------------
               Title                    Title

Accepted at Chicago, Illinois:
MERRILL LYNCH BUSINESS FINANCIAL
SERVICES, INC.

By:

                                      EXHIBIT A

ATTACHED TO AND HEREBY MADE A PART OF WCMA AND TERM WCMA LOAN AND SECURITY AGREEMENT NO. 9608340801 BETWEEN MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. AND U.S. LONG DISTANCE, INC.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Specific Equipment Included in the Collateral:

(To be amended with each increase in the Initial WCMA Line of Credit)

Locations of Collateral:

Merrill Lynch
No.9608340801
------------------------------------------------------------------------------
------------------------------------------------------------------------------
$10,000,000.00                                             August 23, 1996

                              TERM WCMAa NOTE

FOR VALUE RECEIVED, U.S. LONG DISTANCE, INC., a corporation organized and existing under the laws of the State of Texas ("Customer"), hereby promises to pay to the order of MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., a corporation organized and existing under the laws of the State of Delaware ("MLBFS"), in lawful money of the United States, the principal sum of $10,000,000.00, or, if less, an amount equal to the sum of the balances from time to time outstanding under the "Term Note" and "WCMA Note" included herein.

                                      TERM NOTE

FOR VALUE RECEIVED, Customer hereby promises to pay to the order of MLBFS, in lawful money of the United States, an amount equal to the difference between (i) the principal sum of $10,000,000.00 or, if less, the "Term WCMA Loan Amount", as that term is defined in the "Loan Agreement" described below (the "Funded Loan Amount"), and (ii) the sum of (x) the aggregate amount paid by Customer on account of the principal hereof, and (y) the Term WCMA Line of Credit (said difference being herein called the "Term Note Balance"); together with interest on the Term Note Balance, from the date of advancement of funds hereunder until payment, at the "Interest Rate" (as hereinafter defined).

Said indebtedness shall be payable in 60 consecutive monthly installments commencing on the first day of the calendar month following the calendar month in which funds are advanced hereunder, and continuing on the first day of each calendar month thereafter until this Note shall be paid in full. Installments 1 through 59, both inclusive, shall be in an amount equal to the sum of (i) accrued interest at the Interest Rate and (ii) 1/60th of the Funded Loan Amount, and the 60th such installment in an amount equal to the then outstanding principal of and interest on the Funded Loan Amount. Each payment received hereunder shall be applied first to interest at the Interest Rate, with the balance applied on account of the Term Note Balance. All sums payable hereunder shall be payable at the office of MLBFS at 33 West Monroe Street, Chicago, Illinois 60603, or at such other place or places as the holder hereof may from time to time appoint in writing.

Customer may prepay this Term Note at any time in whole or in part without premium or penalty. Any partial prepayment shall be applied to installments of the Term WCMA Loan Amount in inverse order of maturity. Customer shall not have the right to re-borrow amounts prepaid on account of this Term Note.

                                      WCMA NOTE

FOR VALUE RECEIVED, Customer hereby promises to pay to the order of MLBFS, at the times and in the manner set forth in the Loan Agreement, or in such other manner and at such place as MLBFS may hereafter designate in writing, the following: (a) on the Final WCMA Maturity Date, the then WCMA Loan Balance; and
(b) interest at the Interest Rate on the outstanding WCMA Loan Balance, from and including the date on which the initial WCMA Loan is made until the date of payment of all WCMA Loans in full. Interest shall be payable in the manner and on the dates specified in, or determined in accordance with, the Loan Agreement.

                PROVISIONS APPLICABLE TO BOTH TERM NOTE AND WCMA NOTE

As used herein, the term "Interest Rate" shall mean a variable per annum rate equal to the sum of (i) 2.70%, and (ii) the 30-Day Commercial Paper Rate.
The "30-Day Commercial Paper Rate" shall mean, as of the date of any determination, the interest rate from time to time published in the "Money Rates" section of The Wall Street Journal for 30-day high-grade unsecured notes sold through dealers by major corporations. The Interest Rate will change as of the date of publication in The Wall Street Journal of a 30-Day Commercial Paper Rate that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the 30-Day Commercial Paper Rate, MLBFS will choose a reasonably comparable index or source to use as the basis for the Interest Rate. Any part of the principal hereof or interest hereon not paid within 10 days of the applicable due date shall be subject to a late charge equal to the lesser of (i) 5% of the overdue amount, or (ii) the maximum amount permitted by law. All interest shall be computed on the basis of actual days elapsed over a 360-day year.

This Term WCMA Note constitutes and includes both the "Term Note" and the "WCMA Note" referred to in, and is entitled to all of the benefits of, that certain WCMA AND TERM WCMA LOAN AND SECURITY AGREEMENT NO. 9608340801 between Customer and MLBFS (the "Loan Agreement'). Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement is by this reference hereby incorporated as a part hereof,

If Customer shall fail to pay when due any installment or other sum due hereunder and any such failure shall continue for more than 5 Business Days after written notice thereof from the holder hereof to Customer, or if any other "Event of Default", as that term is defined in the Loan Agreement, shall occur and be continuing, then at the option of the holder hereof, and in addition to all other rights and remedies available to such holder under the Loan Agreement and otherwise, an amount equal to the sum of the WCMA Loan Balance and the Term Note Balance at such time remaining unpaid, together with accrued interest thereon and all other sums then owing by Customer under the Loan Agreement, may be declared to be and thereby become immediately due and payable.

It is expressly understood, however, that nothing contained in the Loan Agreement, any other agreement, instrument or document executed by Customer, or otherwise, shall affect or impair the right, which is unconditional and absolute, of the holder hereof to enforce payment of all sums due under this Term WCMA Note at or after maturity, whether by acceleration or otherwise, or shall affect the obligation of Customer, which is also unconditional and absolute, to pay the sums payable under this Term WCMA Note in accordance with its terms. Except as otherwise expressly set forth herein or in the Loan Agreement, Customer hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor, notice of acceleration, notice of intent to accelerate and all other notices and formalities in connection with this Term WCMA Note.

Wherever possible each provision of this Term WCMA Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Term WCMA Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Term WCMA Note. Notwithstanding any provision to the contrary in this Term WCMA Note, the Loan Agreement or any of the "Additional Agreements" (as defined in the Loan Agreement), no provision of this Term WCMA Note, the Loan Agreement or any of the Additional Agreements shall require the payment or permit the collection of any amount in excess of the maximum amount of interest permitted to be charged by law ("Excess Interest"). If any Excess Interest is provided for, or is adjudicated as being provided for, in this Term WCMA Note, the Loan Agreement or any of the Additional Agreements, then: (a) Customer shall not be obligated to pay any Excess Interest; and (b) any Excess Interest that MLBFS may have received under this Term WCMA Note, the Loan Agreement or any of the Additional Agreements shall, at the option of MLBFS, be:
(i) applied as a credit against the then unpaid principal balance of this Term WCMA Note, or accrued and unpaid interest hereon not to exceed the maximum amount permitted by law, or both, (ii) refunded to the payor thereof. or (iii) any combination of the foregoing.

This Term WCMA Note shall be construed in accordance with the laws of the State of Illinois and may be enforced by the holder hereof in any jurisdiction in which the Loan Agreement may be enforced.

IN WITNESS WHEREOF, this Term WCMA Note has been executed by Customer as of the day and year first above written.


U.S. LONG DISTANCE, INC.

By:            /S/ PHIL STORIN          /S/ LARRY M. JAMES
               --------------------     ----------------------
               Signature (1)            Signature (2)

               PHIL STORIN              LARRY M. JAMES
               --------------------     ----------------------
               Printed Name             Printed Name

               SR. V.P. & CFO           PRESIDENT & CEO
               --------------------     ----------------------
               Title                    Title